UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 28, 2013

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.          Completion of Acquisition or Disposition of Assets.

On October 28, 2013, Darling International Inc., a Delaware corporation (“Darling”), announced the completion of its acquisition of substantially all of the assets of Rothsay (“Rothsay”), the rendering and biodiesel division of Maple Leaf Foods Inc., a Canadian corporation (“MFI”), pursuant to an Acquisition Agreement (the “Acquisition Agreement”) dated August 23, 2013, by and between Darling and MFI. Rothsay is a leading recycler of animal by-products in Canada and provides services for the efficient and environmentally responsible collecting, processing and recapturing of edible and inedible by-products.

The purchase price for the transaction was approximately CAD $645 million in cash. The purchase price was financed through a combination of borrowings under Darling’s senior secured revolving credit facility and term loan facility.

The foregoing description of the Acquisition Agreement is not a complete description of all of the parties’ rights and obligations under the Acquisition Agreement and is qualified in its entirety by reference to the full text of the Acquisition Agreement referenced herein as Exhibit 2.1. The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Acquisition Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Darling, Rothsay, MFI or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in public disclosures by Darling. Accordingly, investors should read the representations and warranties in the Acquisition Agreement not in isolation but only in conjunction with the other information about Darling or MFI that the respective companies include in reports, statements and other filings Darling makes with the Securities and Exchange Commission or MFI makes under applicable securities laws in Canada.

The financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information for the combined entity required by Item 9.01(b) of Form 8-K are not being included with this report, but will be filed not later than 71 calendar days from the date of the filing of this report in an amendment to this report.

Item 8.01.          Other Events.

On October 28, 2013, Darling issued a press release announcing the completion of the acquisition of Rothsay. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995 regarding the business operations and prospects of Darling and industry factors affecting it. These statements are identified by words such as “may,” “will,” “ begin,” “ look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “potential,” “estimate,” “continue,” “momentum” and other words referring to events to occur in the future. These statements reflect Darling’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including Darling’s ability to successfully integrate and operate Rothsay; disturbances in world financial, credit, commodities, stock markets and climatic conditions; unanticipated changes in national and international regulations affecting Darling’s products; a decline in consumer confidence and discretionary spending; the general performance of the U.S. and global economies; global demand for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs, and poultry, thus affecting available rendering feedstock; risks associated with the renewable diesel plant in Norco, Louisiana, which is owned and operated by a joint venture between Darling and Valero Energy Corporation, including possible unanticipated operating disruptions; risks relating to possible third party claims asserting intellectual property infringement; economic disruptions resulting from the European debt crisis; and continued or escalated conflict in the Middle East, each of which could cause actual results to differ materially from those projected in the forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in Darling’s filings with the Securities and Exchange Commission, including those contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which was filed February 27, 2013. Darling assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results or changes in other factors affecting these forward-looking statements except as required by law.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1
Acquisition Agreement, dated as of August 23, 2013, by and between Darling International Inc. and Maple Leaf Foods Inc. (filed as Exhibit 2.1 to Darling’s Current Report on Form 8-K filed on August 26, 2013 and incorporated herein by reference).

99.1	Press Release dated October 28, 2013 titled “Darling International Inc. Completes the Rothsay Rendering Business Acquisition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: November 1, 2013	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit No.	Description
2.1
Acquisition Agreement, dated as of August 23, 2013, by and between Darling International Inc. and Maple Leaf Foods Inc. (filed as Exhibit 2.1 to Darling’s Current Report on Form 8-K filed on August 26, 2013 and incorporated herein by reference).

99.1	Press Release dated October 28, 2013 titled “Darling International Inc. Completes the Rothsay Rendering Business Acquisition.”

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